UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 30, 2006
Date of Report (Date of earliest event reported)

APPLERA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-04389	06-1534213
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Merritt 7
Norwalk, Connecticut 06851
(Address of principal executive offices, including zip code)

(203) 840-2000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

     On November 30, 2006, Applera Corporation (the “Company”) filed a Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to change the name of the Company’s “Celera Genomics Group” to the “Celera Group” and the name of the Company’s “Celera Genomics Group Common Stock” to “Celera Group Common Stock” (collectively, the “Name Changes”). The Name Changes were effective December 1, 2006. A copy of the Restated Certificate of Incorporation is filed as Exhibit 3.1 to this Report and is incorporated by reference into this Item 5.03.

     The Name Changes were approved by the Company’s stockholders at the Company’s Annual Meeting of Stockholders on October 19, 2006.

     Stockholders are not required to exchange their existing stock certificates to reflect the Name Changes. Certificates that previously represented shares of the Company’s Celera Genomics Group Common Stock now represent shares of the Company’s Celera Group Common Stock. The Company’s Celera Group Common Stock continues to be listed on the New York Stock Exchange under the symbol “CRA.”

Item 9.01.   Financial Statements and Exhibits.

     (d) Exhibits.

     The following exhibit is filed with this Report:

Exhibit No.	Description

3.1	Restated Certificate of Incorporation.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLERA CORPORATION

By:	/s/ Thomas P. Livingston
Thomas P. Livingston
Vice President and Secretary

Dated: December 1, 2006

EXHIBIT INDEX

Exhibit No.	Description

3.1	Restated Certificate of Incorporation.